REDEMPTION EXTENSION VOTING AGREEMENT

THIS REDEMPTION EXTENSION VOTING AGREEMENT (this “Agreement”), dated as of October __, 2005, is entered into by and between Franklin Covey Co., a Utah corporation (the “Company”), and Knowledge Capital Investment Group, a Texas general partnership (“Shareholder”). Capitalized terms used herein but not defined shall have the meaning assigned to them in the Amended and Restated Shareholders Agreement between the Company and Shareholder, dated March 8, 2005, and the Amended and Restated Articles of Incorporation of the Company, dated March 4, 2005 (the “Amended Articles of Incorporation”).

WHEREAS, Section 7(a) of the Amended Articles of Incorporation of the Company provides that the Company may, unless the Company and any holder or holders of Senior Preferred otherwise agree, redeem shares of Senior Preferred only (i) during the time period commencing on March 8, 2005 and ending on March 8, 2006 (the “Initial Redemption Period”), and (ii) after the fifth anniversary of the expiration of the Initial Redemption Period (at prices and in accordance with the terms and conditions stated in Section 7); and

WHEREAS, Shareholder and the Company believe it is in the best interests of all shareholders of the Company to amend Section C.7(a) of the Articles by adopting the amendment attached hereto as Exhibit B (the “Proposed Amendment”); and

WHEREAS, as of the date hereof, Shareholder owns beneficially or of record or has the power to vote, or direct the vote of, the number of shares of Series A Preferred of the Company and the number of shares of Common Stock of the Company as set forth opposite Shareholder’s name on Exhibit A hereto (all such Common Stock and Series A Preferred and any shares of Common Stock or Series A Preferred of which ownership of record or beneficially or the power to vote is hereafter acquired by Shareholder prior to the termination of this Agreement being referred to herein as the “Shares”);

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Transfer of Shares. Shareholder shall not, during the period commencing on the date hereof and terminating at the conclusion of the next duly convened meeting of the Company’s shareholders (the “Shareholder Meeting”), directly or indirectly, (a) sell, pledge, encumber, assign, transfer or otherwise dispose of any or all of Shareholder’s Shares or any interest in such Shares (other than pursuant to a redemption by the Company), (b) deposit any Shares or any interest in such Shares into a voting trust or enter into a voting agreement or arrangement with respect to any Shares or grant any proxy with respect thereto (other than as contemplated herein) or (c) enter into any contract, commitment, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, pledge, encumbrance, transfer or other disposition of any Shares.

2.  Agreement to Vote. During the period commencing on the date hereof and terminating at the conclusion of the Shareholder Meeting, Shareholder, solely in Shareholder’s capacity as a shareholder of the Company, agrees to vote (or cause to be voted) all of the Shares at any such meeting or any adjournment thereof, and in any action by written consent of the shareholders of the Company, (i) in favor of the adoption of the Proposed Amendment, (ii) against any action that could reasonably be expected to delay or compromise approval of the Proposed Amendment, (iii) against any action or agreement that could reasonably be expected to result in the Proposed Amendment not being adopted, (iv) in favor of any other matter reasonably relating to the adoption of the Proposed Amendment.

3.  Entire Agreement; Amendments. This Agreement, the Amendment Agreement and the other agreements referred to herein and therein constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except in an instrument in writing signed by, or on behalf of, the parties hereto.

4.  Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that any assignment, delegation or attempted transfer of any rights, interests or obligations under this Agreement by Shareholder without the prior written consent of the Company shall be void.

5.  Fees and Expenses. Except as otherwise provided herein or in the Amendment Agreement, all costs and expenses (including, without limitation, all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

6.  Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and will be given or made (and will be deemed to have been duly given or made upon receipt) by delivery in person, by courier services, by cable, by fax, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6):

If to the Company:

Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331
Attention: Robert A. Whitman
Fax: (801) 817-8723

with a copy to:

Joel C. Peterson
Chairman of the Special Committee of the Board of Directors
c/o Peterson Partners LP
299 South Main Street
Suite 2250
Salt Lake City, Utah 84111
Fax: (801) 359-8840

with a copy to :

Val J. Christensen
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331
Fax: (801) 817-8197

If to Shareholder to:

Knowledge Capital Investment Group
3232 McKinney Avenue
Suite 890
Dallas, Texas 75204
Attention: Donald J. McNamara
Fax: (214) 220-4924

with a copy to:

Munsch Hardt Kopf & Harr, P.C.
1445 Ross Avenue, Suite 4000
Dallas, Texas 75202
Attention: Peter E. Lorenzen
Fax: (214) 978-4371

7.  Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner.

9.  Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Shareholder agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Shareholder further agrees that neither the Company nor any other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9, and Shareholder irrevocably waives any right he, she or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

10.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts executed in and to be performed in that state without regard to any conflicts of laws.

11.  No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The Company shall not be deemed to have waived any claim available to it arising out of this Agreement, or any right, power or privilege hereunder, unless the waiver is expressly set forth in writing duly executed and delivered on behalf of the Company. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

12.  Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Company and Shareholder has executed this Voting Agreement or has caused this Voting Agreement to be executed by their respective duly authorized officers as of the date first written above.

COMPANY:

FRANKLIN COVEY CO.

By:
Name:
Title:

SHAREHOLDER:

KNOWLEDGE CAPITAL INVESTMENT GROUP

By: Inspiration Investments Partners III, L.P.
Its: Manager

By: Inspiration Investments GenPar III, L.P.
Its: General Partner

By: Hampstead Associates, Inc.
Its: Managing General Partner

By:
Name:
Title:

EXHIBIT A

SHARES OWNED

Name of Shareholder	Number of Shares of Common Stock Owned Beneficially and of Record	Number and Type of Shares of Series A Preferred Owned Beneficially and of Record	Number and Type of Shares of Common Stock and Series A Preferred Issuable upon Exercise of Options, Warrants and Other Rights to Acquire Such Stock

Knowledge Capital Investment Group	1,015,002	2,111,438	0(1)

(1) Excludes Common Stock issuable upon exercise of Series A Preferred.

EXHIBIT B

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION OF FRANKLIN COVEY

The Amended and Restated Articles of Incorporation of Franklin Covey Co., dated March 4, 2005, are hereby amended by deleting Section C.7(a) in its entirety and substituting the following in place thereof:

Section C.7

(a) Redemption Right. The shares of Senior Preferred will not be redeemable, except as otherwise agreed between the Company and any holder or holders of Senior Preferred and except that:

(i) during the period beginning on March 8, 2005 and ending on March 8, 2006 (the “Initial Redemption Period”), the Company may, upon 15 business days prior notice to the holders of Senior Preferred, redeem all or any portion of the then-outstanding Senior Preferred at 100% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment; and

(ii) provided it has redeemed during the period from July 15, 2005 through the end of the Initial Redemption Period at least 400,000 shares of Senior Preferred Stock, the Company shall have the right during the period beginning on March 9, 2006 and ending on December 31, 2006 (the “Second Redemption Period”), upon 15 business days prior notice to the holders of Senior Preferred, to redeem all or any portion of the then-outstanding Senior Preferred at 100% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment; and

(iii) provided the Company has redeemed during the period beginning on July 15, 2005 through the end of the Second Redemption Period at least 800,000 shares of Senior Preferred Stock, the Company shall have the right during the period beginning on January 1, 2007 and ending on December 31, 2007 (the “Third Redemption Period,” each of the Initial Redemption Period, the Second Redemption Period and the Third Redemption Period being called a “Redemption Period”), upon 15 business days prior notice to the holders of Senior Preferred, to redeem all or any portion of the then-outstanding Senior Preferred at 100% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment; and

(iv) beginning on the fifth anniversary of the expiration of the last Redemption Period during which the Company shall have the right to redeem Senior Preferred Stock based on the Company’s redemption of Senior Preferred pursuant to subparts (i) through (iii) of this Section 7(a), the Company may, upon 15 business days prior notice to the holders of Senior Preferred, redeem all or any portion of the then-outstanding Senior Preferred at 101% of the then-applicable Liquidation Price plus accrued and unpaid dividends to the date of payment.

Any partial redemption effected pursuant to this Section 7 shall be made on a pro-rata basis among the holders of Senior Preferred in proportion to the shares of Senior Preferred then held by them. Notwithstanding anything to the contrary, the mandatory conversion of shares of Series A Preferred into shares of Series B Preferred pursuant to Section 8 hereof may occur at any time during the notice periods set forth in clauses (i) through (iv) of this Section 7(a).